UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 13, 2014
Date of Report (Date of earliest event reported)

Rentrak Corporation
(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7700 NE Ambassador Place
Portland, Oregon 97220
(Address of Principal Executive Offices and Zip Code)
503-284-7581
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rentrak Corporation amended 2011 Employee Stock Purchase Plan

On August 13, 2014, the shareholders of the Company approved the amended Rentrak Corporation 2011 Employee Stock Purchase Plan (the “ESPP”) at the Annual Meeting. The board of directors recently amended the ESPP, upon recommendation of its Compensation Committee, and subject to shareholder approval at the Annual Meeting, to increase by 100,000 shares (from 100,000 shares to 200,000 shares) the number of shares of our common stock available for issuance under the ESPP.

The following is a summary of the principal provisions of the ESPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which was attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on July 3, 2014, and is incorporated herein by reference. In addition, a more detailed summary of the ESPP can be found on pages 11-14 of such Definitive Proxy Statement, which description is incorporated herein by reference.

The ESPP provides a means by which eligible employees of the Company and its designated subsidiaries may be given an opportunity to purchase shares of the Company’s common stock at a discount using payroll deductions. The ESPP authorizes the issuance of up to 200,000 shares of the Company’s common stock, subject to adjustment as provided in the ESPP for stock splits, stock dividends, recapitalizations and other similar events.

The ESPP consists of two separate plans: one for employees in the United States and one for international employees. The portion of the ESPP for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

The Board designated the Compensation Committee to serve as the ESPP administrator. Under the ESPP, unless the Compensation Committee determines higher percentages, the Company will initially sell shares to participants at a price equal to the lesser of 85% of the fair market value of a share of common stock on (i) the first trading day of the purchase period set by the Compensation Committee and (ii) the purchase date.

Persons eligible to participate in the ESPP generally include employees of the Company and its designated subsidiaries who are customarily employed by the Company or its designated subsidiaries for more than 20 hours per week, who have been employed for at least six months prior to enrolling in the ESPP, and who, immediately upon purchasing shares under the ESPP, would own directly or indirectly, an aggregate of less than 5% of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any subsidiary.

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of shareholders of Rentrak Corporation (the “Company”) was held on Wednesday, August 13, 2014, in Portland, Oregon. Shareholders representing 10,718,331 shares, or 87.23% of the outstanding shares as of the June 17, 2014 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows.
Proposal 1: Election of Directors
Each of the eight nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
David Boylan	7,901,475	472,435	2,344,421
William Engel	8,184,601	189,309	2,344,421
Patricia Gottesman	8,281,513	92,397	2,344,421
William Livek	8,186,536	187,374	2,344,421
Anne MacDonald	8,249,402	124,508	2,344,421
Martin O’Connor	8,217,122	156,788	2,344,421
Brent Rosenthal	8,250,802	123,108	2,344,421
Ralph Shaw	8,206,622	167,288	2,344,421

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of Grant Thornton LLP was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
10,676,239	42,024	68	—
Proposal 3: Approval of Amendment to Article III of the Restated Articles of Incorporation
The amendment to Article III of the Restated Articles of Incorporation was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
7,439,901	3,180,802	97,628	—

Proposal 4: Approval of Amended Rentrak Corporation 2011 Employee Stock Purchase Plan
The amended Rentrak Corporation 2011 Employee Stock Purchase Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
8,244,208	126,402	3,300	2,344,421

Proposal 5: Advisory Approval of Named Executive Officer Compensation
The proposal to approve, as an advisory vote, the compensation of the Company’s named executive officers was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
7,746,412	610,018	17,480	2,344,421

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 15, 2014

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
Name:	David I. Chemerow
Title:	Chief Operating Officer, Chief Financial Officer and Secretary